Exhibit 99.2

Maureen Todaro

Viisage

978.932.2438

mtodaro@viisage.com

Viisage Names New Chief Financial Officer, Bradley T. Miller

Veteran Finance Executive to Help in Next Stage Corporate Growth

BILLERICA, Mass. – August 2, 2005 – Viisage (Nasdaq: VISG) today named Bradley T. Miller as the company’s new senior vice president and chief financial officer (CFO), effective September 6, 2005. Mr. Miller joins Viisage from Sonus Networks, Inc. where he served as vice president of finance, corporate controller and chief accounting officer. He succeeds Bill Aulet, who will be leaving the company to return as a senior lecturer in the Massachusetts Institute of Technology (MIT) Entrepreneurship Center at the Sloan School of Management.

“We are delighted to welcome Brad to the Viisage team,” said Bernard Bailey, president and CEO of Viisage. “He brings to Viisage almost two decades of experience with managing the finance functions of a diverse set of public technology companies coupled with a strong accounting background and Wall Street relationships that we believe will provide Viisage with the financial executive leadership required for our growth moving forward.”

Mr. Miller joined Sonus Networks, a leading provider of voice infrastructure solutions, in 2004 where he was responsible for directing a wide variety of financial activities including the design and implementation of a structured internal controls program and information system providing the basis for scalable global growth and profitability. His work at Sonus further included building the financial team and managing the finance organization through a time of substantial challenge and change. Prior to joining Sonus, Mr. Miller was with Sapient Corporation, an information technology and business consulting firm, as vice president of finance and corporate controller. Mr. Miller also served in key financial executive positions at JuniorNet Corporation, an Internet content provider, and Wang Global, a worldwide provider of network services. He previously was a member of the audit practice with Coopers & Lybrand where he earned his C.P.A. license. Mr. Miller has a B.A. from the College of William & Mary, and an M.B.A. from the University of New Hampshire.

As CFO of Viisage, Bill Aulet played a key leadership role in enhancing the Viisage balance sheet through several financial transactions and helped to grow Viisage through three major acquisitions. During his tenure the company significantly expanded its shareholder base as well as its visibility in the investor community.

“Bill played an important role in the transformation of Viisage to its position as the leading provider of advanced technology identity solutions,” stated Bernard Bailey. “We certainly wish Bill the very best in his future endeavors.”

About Viisage

Viisage (NASDAQ: VISG) delivers advanced technology identity solutions for governments, law enforcement agencies and businesses concerned with enhancing security, reducing identity theft, and protecting personal privacy. Viisage solutions include secure credentials such as passports and drivers’ licenses, biometric technologies for uniquely linking individuals to those credentials, and credential authentication technologies to ensure the documents are valid before individuals are allowed to cross borders, gain access to finances, or granted other privileges. With over 3,000 installations worldwide, Viisage’s identity solutions stand out as a result of the Company’s industry-leading technology and unique understanding of customer needs. Viisage’s product suite includes FaceTOOLS® SDK, Viisage PROOF™, FaceEXPLORER®, iA-thenticate®, BorderGuard®, FacePASS™ and FaceFINDER®.

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by Viisage through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to the future events or financial performance discussed in this release, based on management’s beliefs and assumptions and information currently available. When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect”, “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the size and timing of contract awards, performance on contracts, availability and cost of key components, unanticipated results from audits of the financial results of the Company and acquired companies, changing interpretations of generally accepted accounting principles, outcomes of government reviews, developments with respect to litigation to which we are a party, potential fluctuations in quarterly results, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, the unpredictable nature of working with government agencies and other risks, uncertainties and factors including those described from time to time in Viisage’s filings with the Securities and Exchange Commission, including without limitation, Viisage’s Form 10-K for the year ended December 31, 2004 and its quarterly reports on Form 10-Q. Viisage expressly disclaims any obligation to update any forward-looking statements.

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